Exhibit 4.1

SENIOR NOTES INDENTURE

Dated as of March 16, 2012

between

AIR LEASE CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

5.625% SENIOR NOTES DUE 2017

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	2.05; 12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.06; 4.07; 12.02; 12.05
(b)	N.A.
(c)	12.04
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE		1

	Other Definitions	11
	Rules of Construction	12
	Incorporation by Reference of Trust Indenture Act	12
	Acts of Holders	13

ARTICLE 2 THE NOTES		15

	Form and Dating; Terms	15
	Execution and Authentication	16
	Registrar and Paying Agent	16
	Paying Agent to Hold Money in Trust	16
	Holder Lists	17
	Transfer and Exchange	17
	Replacement Notes	18
	Outstanding Notes	18
	Treasury Notes	19
	Temporary Notes	19
	Cancellation	19
	Defaulted Interest	20
Section 2.13	CUSIP and ISIN Numbers	20

ARTICLE 3 REDEMPTION		20

	Notices to Trustee	20
	Selection of Notes to Be Redeemed or Purchased	21
	Notice of Redemption	21
	Effect of Notice of Redemption	22
	Deposit of Redemption or Purchase Price	22
	Notes Redeemed or Purchased in Part	23
	Optional Redemption	23
	Mandatory Redemption	24

ARTICLE 4 COVENANTS		24

	Payment of Notes	24
	Maintenance of Office or Agency	24
	Taxes	25
	Stay, Extension and Usury Laws	25
	Corporate Existence	25
	Reports and Other Information	25
	Compliance Certificate	26
	Maintenance of Consolidated Net Worth	27
	Maintenance of Consolidated Unencumbered Assets	27
	Maintenance of Interest Coverage	27
	Limitation on Incurrence of Unsecured Indebtedness	27

i

Section 4.12	Limitation on Restricted Payments	28
	Transactions with Affiliates	29
	Limitation on Activities of the Company	30
Section 4.15	Future Guarantors	30
	Offer to Repurchase Upon Change of Control	31

ARTICLE 5 SUCCESSORS		33

	Merger, Consolidation or Sale of All or Substantially All Assets	33
	Successor Entity Substituted	35

ARTICLE 6 DEFAULTS AND REMEDIES		35

	Events of Default	35
	Acceleration	38
	Other Remedies	38
	Waiver of Past Defaults	38
	Control by Majority	39
	Limitation on Suits	39
	Rights of Holders to Receive Payment	40
	Collection Suit by Trustee	40
	Restoration of Rights and Remedies	40
	Rights and Remedies Cumulative	40
	Delay or Omission Not Waiver	40
	Trustee May File Proofs of Claim	40
	Priorities	41
	Undertaking for Costs	41

ARTICLE 7 TRUSTEE		42

	Duties of Trustee	42
	Rights of Trustee	43
	Individual Rights of Trustee	44
	Trustee’s Disclaimer	44
	Notice of Defaults	44
	Reports by Trustee to Holders of the Notes	44
	Compensation and Indemnity	45
	Replacement of Trustee	45
Section 7.09	Successor Trustee by Merger, etc.	46
	Eligibility; Disqualification	46
	Preferential Collection of Claims Against the Company	47

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE		47

	Option to Effect Legal Defeasance or Covenant Defeasance	47
	Legal Defeasance and Discharge	47
	Covenant Defeasance	48
	Conditions to Legal or Covenant Defeasance	48
	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	49
	Repayment to the Company	50

	Reinstatement	50

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER		50

	Without Consent of Holders	50
	With Consent of Holders	52
	Compliance with Trust Indenture Act	53
	Revocation and Effect of Consents	53
	Notation on or Exchange of Notes	53
Section 9.06	Trustee to Sign Amendments, etc.	54
	Payment for Consent	54

ARTICLE 10 GUARANTEES		54

	Guarantee	54
	Limitation on Guarantor Liability	56
	Execution and Delivery	56
	Subrogation	56
	Benefits Acknowledged	57
	Release of Note Guarantees	57

ARTICLE 11 SATISFACTION AND DISCHARGE		57

	Satisfaction and Discharge	57
	Application of Trust Money	58

ARTICLE 12 MISCELLANEOUS		59

	Trust Indenture Act Controls	59
	Notices	59
	Communication by Holders with Other Holders	61
	Certificate and Opinion as to Conditions Precedent	61
	Statements Required in Certificate or Opinion	61
	Rules by Trustee and Agents	62
	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders	62
	Governing Law	62
	Waiver of Jury Trial	62
	Force Majeure	62
	No Adverse Interpretation of Other Agreements	62
	Successors	62
	Severability	63
	Counterpart Originals	63
Section 12.15	Table of Contents, Headings, etc.	63
	Facsimile and PDF Delivery of Signature Pages	63
	U.S.A. PATRIOT Act	63
	Payments Due on Non-Business Days	63
	Qualification of Indenture	63

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

INDENTURE, dated as of March 16, 2012, between Air Lease Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $1,000,000,000 aggregate principal amount of 5.625% Senior Notes due 2017 (the “Initial Notes”);

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

“Additional Interest” means the additional interest payable on the Notes as a consequence of a Registration Default (as defined in the Registration Rights Agreement).

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Article 4.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), parts and pre-delivery payments relating to the foregoing.

“ALC Maillot” means ALC Maillot Jaune Borrower, LLC, a Delaware limited liability company.

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)           1.0% of the principal amount of such Note, and

(2)           the excess, if any, of (a) the present value as of such date of redemption of (i) 100% of the principal amount of such Note plus (ii) all required interest payments due on such Note through April 1, 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors; and

(2)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” of a Person means all equity interests in such Person, including any Common Stock, Preferred Stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and Indebtedness (other than Preferred Stock) convertible into equity.

“Cash and Cash Equivalents” means (1) cash and cash equivalents, as defined in accordance with GAAP, and (2) commercial paper, certificates of deposit, guaranteed investment contracts, repurchase agreements and similar securities where the obligor to the Company is rated A (or equivalent rating) or above by Fitch, S&P or Moody’s (or in the case of commercial paper, rated P-1 or higher by Moody’s or A-1 or higher by S&P).

“Change of Control” means, an event or series of events by which:

(1)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

(2)           the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

(3)           during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of the Board of Directors of the Company on the first day of such period, (ii) whose election or nomination to the Board of Directors of the Company was approved by individuals referred to in the immediately preceding clause (i) constituting at the time of such election or nomination at least a majority of the Board of Directors of the Company, or (iii) whose election or nomination to the Board of Directors of the Company was approved by individuals referred to in the immediately preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Adjusted EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income, depreciation, amortization, interest expense, income taxes, stock-based compensation expense and any other non-cash, non-recurring losses or charges of the Company and its consolidated Subsidiaries.

“Consolidated Interest Expense” means, for any period, all interest expense in respect of Indebtedness of the Company and its consolidated Subsidiaries deducted in determining Consolidated Net Income together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, excluding all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its consolidated Subsidiaries for such period, on a consolidated basis, provided that there shall be excluded any net income, gain or losses during such period from (1) any change in accounting principles in accordance with GAAP, (2) any prior period adjustment resulting from any change in accounting principles in accordance with GAAP, (3) any discontinued operations and (4) any extraordinary items.

“Consolidated Net Worth” means, at any time, shareholder’s equity as reflected in the Company’s consolidated financial statements.

“Consolidated Unencumbered Assets” means the assets of the Company and its Subsidiaries on a consolidated basis, consisting of (1) Cash and Cash Equivalents and Marketable Securities, in each case to the extent not subject to a Lien (other than customary bankers’ liens and rights of setoff and offset) and (2) non-pledged Aircraft Assets, valued at the net book value thereof.

“Consolidated Unsecured Indebtedness” means Unsecured Indebtedness of the Company and its Subsidiaries, on a consolidated basis after eliminating intercompany items.

“Convertible Notes” means Indebtedness of the Company that is optionally convertible into Common Stock of the Company (and/or cash based on the value of such Common Stock) and/or

Indebtedness of a Subsidiary of the Company that is optionally exchangeable for Common Stock of the Company (and/or cash based on the value of such Common Stock).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means Capital Stock that by its terms is:

(1)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Capital Stock; or

(2)           convertible at the option of the holder into Disqualified Capital Stock or exchangeable for Indebtedness.

“DTC” means The Depository Trust Company.

“Equity Offering” means a public offering for cash by the Company of its Common Stock other than (1) public offerings with respect to the Company’s Common Stock registered on Form S-4 or S-8, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Fitch” means Fitch Rating Service, Inc.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of

America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such Indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d)           otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor to the extent of such obligor’s liability with respect thereto.

“Guarantor” means each Subsidiary that provides a Note Guarantee; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(1)           its liabilities for borrowed money and its redemption obligations in respect of Preferred Stock that is mandatorily redeemable at the option of the holder thereof prior to the Stated Maturity;

(2)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and accrued expenses arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(3)           (a) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (b) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(4)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(5)           all its reimbursement obligations in respect of drawn letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(6)           the net aggregate Swap Termination Value of all Swap Contracts of such Person; and

(7)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (1) through (6) hereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto, “Additional Interest,” if any, and “Special Interest,” if any.

“Interest Payment Date” means April 1 and October 1 of each year to Stated Maturity, commencing on October 1, 2012.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch, as applicable.

“Issue Date” means March 16, 2012.

“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person and (2) in which such Person owns less than 100% of the equity or voting interests.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

“Marketable Securities” means either (1) debt securities that are rated BBB- or above by Fitch, BBB- or above by S&P, or Baa3 or above by Moody’s or (2) senior debt securities of issuers that are rated BBB- or above by Fitch, BBB- or above by S&P, or Baa3 or above by Moody’s.

“Material” means material in relation to the business operations, financial condition or properties of the Company and its Subsidiaries taken as a whole.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Non-Rating Period” means any period of time from and after the first anniversary of the Issue Date during which a publicly available rating on the Notes is not maintained by at least one Rating Agency. For avoidance of doubt, the Company shall not have the obligation to maintain any particular minimum rating or level of rating.

“Non-Recourse Indebtedness” means with respect to any Person, any Indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the Obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder; provided, however, that the existence of a guarantee that is not a Guarantee of payment of Indebtedness shall not cause the related Indebtedness to fail to be Non-Recourse Indebtedness.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes, including Exchange Notes.

“Obligations” means, with respect to Indebtedness, any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum, dated March 13, 2012, relating to the sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s Common Stock purchased by the Company in connection with an issuance of any Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s Common Stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Qualified Capital Stock” means all Capital Stock of a Person other than Disqualified Capital Stock.

“Rating Agency” means each of S&P and Fitch.

“Record Date” for the interest payable on any applicable Interest Payment Date means March 15 or September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Issue Date by and between the Company and the initial purchaser set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“SPC Subsidiary” means a Special Aircraft Financing Entity that has acquired from a Person other than the Company or a Subsidiary a single Aircraft Asset and is prohibited by its organizational documents or loan documents or other related financing documents, without extension, replacement, modification or renewal thereof, from Incurring Indebtedness, other than the Indebtedness Incurred to finance such acquisition.

“Special Aircraft Financing Entity” means (1) any Subsidiary of the Company (a) that is a borrower under a lending facility for the purpose of purchasing or financing Aircraft Assets, (b) that has no Indebtedness other than Indebtedness that is non-recourse to the Company and its Subsidiaries (other than (i) such Subsidiary and its Subsidiaries and (ii) a limited recourse pledge of the equity of any such Subsidiary) and the payment of such Indebtedness is not guaranteed by or would become the obligation of the Company and its Subsidiaries (other than such Subsidiary and its Subsidiaries), and (c) that engages in no business other than the purchase, finance, lease, sale and management of Aircraft Assets and the ownership of special purpose entities engaged in such purchase, finance, lease, sale and management, and business incidental thereto and (2) any such special purpose entity described in the foregoing clause (1)(c) that is a Subsidiary of a Special Aircraft Financing Entity; provided that “Special Aircraft Financing Entity” shall include, without limitation, ALC Warehouse and ALC Maillot.

“Specified Indebtedness” with respect to any Person, means any Indebtedness of such Person the outstanding principal amount of which equals at least $100,000,000.

“Stated Maturity” means April 1, 2017.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Swap Contract” means (1) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (1) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (2) for any date prior to the date referenced in clause (1), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (1) that is accounted for as an operating lease under GAAP and (2) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if the period from the redemption date to April 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unsecured Indebtedness” means Indebtedness as to which the obligor thereunder has not granted a Lien in favor of the holder(s) thereof as collateral security for the repayment of such Indebtedness; provided that for the avoidance of doubt obligations under Capital Leases and with respect to Swap Contracts shall not constitute Unsecured Indebtedness.

“U.S.” means the United States of America.

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Section 1.01                                Other Definitions.

Term	Defined in Section

“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.16(a)
“Change of Control Payment”	4.16(a)
“Change of Control Payment Date”	4.16(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.04(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“payment default”	6.01(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Payments”	4.12(a)
“Reversion Date”	4.12(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Successor Company”	5.01(a)

Term	Defined in Section

“Successor Guarantor”	5.01(c)
“Suspension Covenant”	4.12(b)
“Suspension Covenant Event”	4.12(b)
“Unrestricted Global Note”	1.1(a) of Appendix A
“Unsecured Aircraft Financing Debt”	4.11(d)

Section 1.02                                Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and words in the plural include the singular;

(5)                                  provisions apply to successive events and transactions;

(6)                                  unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)                                  the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(8)                                  “including” means including without limitation;

(9)                                  references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)                            unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)                            in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04                                Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be in writing and may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.04.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reasonably deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be taken, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)                                    The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any written direction to pursue a remedy as permitted in Section 6.06.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 12.02.

(g)                                 Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)                                 Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                                     The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)                                     With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01                                Form and Dating; Terms.

(a)                                  Provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.16, and otherwise as not prohibited by this Indenture.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with this Article 4.  Any Additional Notes shall be issued by the execution of an indenture supplemental to this Indenture.

Section 2.02                                Execution and Authentication.

(a)                                  At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)                                 A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                                  On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver the Initial Notes for original issue in an aggregate principal amount of $1,000,000,000.  In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver (i) any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder, (ii) Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto and (iii) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture.  Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or other Unrestricted Global Notes.

(d)                                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03                                Registrar and Paying Agent.

(a)                                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Company shall, no later than 10:00 a.m. (New York City time) on each due date for the payment of principal of, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee (unless the Trustee is the Paying Agent) of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06                                Transfer and Exchange.

(a)                                  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.16 and 9.05).

(d)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)                                  Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.03 and ending at the close of business on the day of mailing of such notice, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)                                   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)                                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)                                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)                                     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

(j)                                    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met.  If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08                             Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)                                 If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)                                 If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10                             Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, abandonment or cancellation and shall destroy or retain cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the destruction or retainment of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

(a)                                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Company of such special record date.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or delivery by electronic transmission, or cause to be mailed or delivered by electronic transmission to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)                                 Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13                             CUSIP and ISIN Numbers

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in a Change of Control Offer as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in a Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or a Change of Control Offer shall not be affected by any defect in or omission of such numbers.  The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or delivered by electronic transmission or caused to be mailed or delivered by electronic transmission to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

(a)                                 If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in a Change of Control Offer at any time, the Trustee shall be entitled to appoint an agent to select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis or by lot in compliance with the Applicable Procedures.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)                                 The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole number multiples of $1,000; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)                                  After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note upon written direction by the Holder thereof (or appropriate book entries shall be made to reflect such partial redemption) upon written direction by such Holder.

Section 3.03                             Notice of Redemption.

(a)                                 The Company shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes not less than 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.  Except as set forth in Section 3.07(e), notices of redemption may not be conditional.

(b)                                 The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)                                 if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c)                                  At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(e)).  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

(a)                                 No later than 10:00 a.m. (New York City time) on the redemption or purchase date (or such later time on such date to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date.  The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)                                 If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date will be paid on the relevant Interest Payment Date to the Person in whose name such Note is registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Optional Redemption.

(a)                                 At any time prior to April 1, 2017, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date falling on or prior to such redemption date).  Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b)                                 Prior to April 1, 2015, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 105.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that (1) at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; and (2) such redemption occurs within 60 days after the date of closing of such Equity Offering.

(c)                                  Except pursuant to clause (a) or (b) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to April 1, 2017.

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(e)                                  Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

(f)                                   The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08                             Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes.

(a)                                 The Company will pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal of, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal of, premium, if any, and interest then due.

(b)                                 During a Non-Rating Period, the Company shall pay additional interest (“Special Interest”) on the Notes at an annual rate equal to 0.50% of the outstanding principal amount of the Notes from the first date of such Non-Rating Period to, but not including the last day of such Rating Period.  The Company shall pay all Special Interest, if any, in arrears on the dates and in the same manner as regular interest on the Notes.  In the event the Company is required to pay Special Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the expected amount of the Special Interest to be paid by the Company.

(c)                                  The Company shall pay all Additional Interest, if any, in arrears on the dates and in the same manner as regular interest on the Notes.  In the event the Company is required to pay Additional Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the expected amount of the Additional Interest to be paid by the Company.

(d)                                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03                             Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) on the ability of the Company and the Guarantors to perform their respective obligations under the Notes or this Indenture.

Section 4.04                             Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05                             Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.06                             Reports and Other Information.

(a)                                 Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations):

(1)                                 all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)                                 all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section;

(3)                                 all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports; and

(4)                                 any other information, documents and other reports that the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, in each case in a manner that complies in all material respects with the requirements specified in such form.

(b)                                 Notwithstanding Section 4.06(a), the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information if it were subject to Section 13 or 15(d) of the Exchange Act.  In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  The requirements set forth in Sections 4.06(a) and 4.06(b) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes.

(d)                                 Within 10 Business Days of filing its annual and quarterly reports with the SEC the Company will deliver to the Trustee an Officers’ Certificate containing information (including detailed calculations) required to establish whether the Company was in compliance with the requirements of Section 4.08 (Maintenance of Consolidated Net Worth), Section 4.09 (Maintenance of Consolidated Unencumbered Assets), Section 4.10 (Maintenance of Interest Coverage) and Section 4.11  (Limitation on Incurrence of Unsecured Indebtedness) during the annual or quarterly period covered by such reports (including with respect to such provisions, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such provisions, and the calculation of the amount, ratio or percentage then in existence).

Section 4.07                             Compliance Certificate.

(a)                                 The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing

Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b)                                 When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default, receives notice or becomes aware of such action, as applicable,) mail or deliver by electronic transmission to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08                             Maintenance of Consolidated Net Worth.

The Company will not as of a fiscal quarter end permit Consolidated Net Worth to be less than $2,000,000,000.

Section 4.09                             Maintenance of Consolidated Unencumbered Assets.

The Company shall as of a fiscal quarter end maintain Consolidated Unencumbered Assets at a minimum of 125% of Consolidated Unsecured Indebtedness.

Section 4.10                             Maintenance of Interest Coverage.

(a)                                 The Company will not, as of the end of each fiscal quarter, permit the ratio of (i) the sum of (A) Consolidated Adjusted EBITDA for the fiscal quarter ending on such date together with the three fiscal quarters which immediately precede such fiscal quarter plus (B) the aggregate amount of Net Cash Proceeds received by the Company from the issuance of Capital Stock during such period to (ii) Consolidated Interest Expense during such period to be less than 1.50 to 1.00.

(b)                                 Notwithstanding the foregoing, the Company will not be subject to Section 4.10(a) at any time the Notes have Investment Grade Ratings from both S&P and Fitch; provided that if at any time (i) one or both of S&P and Fitch withdraw their Investment Grade Rating for the Notes or downgrade the ratings assigned the Notes below an Investment Grade Rating, or (ii) the Company or any of its Affiliates enters into an agreement to effect a transaction and one or more of S&P and Fitch indicates that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause either or both of S&P and Fitch to withdraw its Investment Grade Rating for the Notes or downgrade the rating assigned to the Notes below Investment Grade Rating, then the Company will thereafter again be subject to Section 4.10(a).

Section 4.11                             Limitation on Incurrence of Unsecured Indebtedness.

The Company will not permit any Subsidiary to Incur or in any manner become liable in respect of any Unsecured Indebtedness, except:

(a)                                 [Reserved];

(b)                                 Indebtedness of any Guarantor;

(c)                                  Indebtedness of a Subsidiary owed to the Company or to a Wholly-owned Subsidiary; and

(d)                                 Indebtedness of an SPC Subsidiary incurred to finance the acquisition of a single Aircraft Asset on an unsecured basis (“Unsecured Aircraft Financing Debt”); provided that such Unsecured Aircraft Financing Debt becomes Secured Indebtedness within 90 days of Incurrence; provided, further, that, at any one time, no more than three (3) SPC Subsidiaries may have Unsecured Aircraft Financing Debt outstanding.

Section 4.12                             Limitation on Restricted Payments.

(a)                                 The Company will not, and will not permit any Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i)                                     declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions paid in the Company’s Qualified Capital Stock) held by Persons other than the Company or any of its Wholly Owned Subsidiaries;

(ii)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company held by Persons other than the Company or any of its Wholly Owned Subsidiaries; or

(iii)                               repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Obligation except scheduled payments of interest and principal on such Subordinated Obligation and payment of principal and interest of such Subordinated Obligation at its stated maturity.

The foregoing will not prohibit:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would have complied with this Section 4.12(a);

(2)                                 dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company and its Subsidiaries, to all holders of any class of Capital Stock of such Subsidiary a majority of which is held, directly or indirectly through Subsidiaries, by the Company;

(3)                                 the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Capital Stock was issued or any employment agreement approved by the Company’s Board of Directors;

(4)                                 the repurchase, redemption or other acquisition for value of Capital Stock of the Company deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Stock in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation or other business combination of the Company, in each case, permitted by this Indenture;

(5)                                  the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

(6)                                  the payment of cash by the Company or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options, warrants or other rights to purchase or (b) the conversion or exchange of Capital Stock of such Person or Convertible Notes;

(7)                                  the making of cash payments in connection with any conversion of Convertible Notes permitted to be Incurred under this Indenture not to exceed the sum of (a) the principal amount of such Convertible Notes plus (b) any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(8)                                  any payments in connection with a Permitted Bond Hedge Transaction, and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of the Company’s Common Stock upon net share settlement thereof or (b) by (i) set-off against the related Permitted Bond Hedge Transaction, (ii) payment of an early termination amount thereof in shares of the Company’s Common Stock upon any early termination thereof and (iii) payment of an amount thereof in cash upon exercise, settlement or an early termination thereof in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, less any cash payments made with respect to any related Convertible Notes pursuant to clause (7) of this Section 4.12(a); and

(9)                                  the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Company, or any dividends or distributions by the Company on its Capital Stock, in an aggregate amount not to exceed for any fiscal year 15% of Consolidated Net Income for such fiscal year; provided that, in the case of this clause (9) no Default or Event of Default has occurred and is continuing or would occur as a result thereof.

(b)                                 Notwithstanding the foregoing, the Company will not be subject to Section 4.12(a) (the “Suspended Covenant”) at any time the Notes have Investment Grade Ratings from both S&P and Fitch (the “Suspension Covenant Event”). In the event that the Company is not subject to the Suspended Covenant for any period of time as a result of the foregoing, and on a subsequent date (the “Reversion Date”) one of both of S&P and Fitch (1) withdraw their Investment Grade Rating for the Notes or downgrade the rating assigned to the Notes below an Investment Grade Rating, or (2) the Company or any of its Affiliates enters into an agreement to effect a transaction and one or more of S&P and Fitch indicates that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause either or both of S&P and Fitch to withdraw its Investment Grade Rating for the Notes or downgrade the rating assigned to the Notes below Investment Grade Rating, then the Company will thereafter again be subject to the Suspended Covenant. In the event of the reinstatement of the Suspended Covenant, the amount of Restricted Payments made will be calculated as though the Suspended Covenant had been in effect prior to, but not during, any period of time between the Covenant Suspension Event and the Reversion Date.

Section 4.13                                Transactions with Affiliates.

(a)                                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary or a Joint Venture), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could reasonably be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

(b)                                 Section 4.13 will not apply to:

(1)                                  any leasing transaction, including, without limitation, a transaction in which an Aircraft Asset is subleased to a customer of the Company or any Subsidiary, involving one or more Subsidiaries for the purposes of effecting aircraft registration or tax planning;

(2)                                  any amendment to, or replacement of, any agreement with an Affiliate that is in effect on the Issue Date and described in the Offering Memorandum so long as any such amendment or replacement agreement is not more disadvantageous to the Holders, as determined in good faith by the Board of Directors of the Company, in any material respect than the original agreement as in effect on the Issue Date;

(3)                                  dividends, stock repurchases and investments, so long as no Event of Default would result as a consequence thereof;

(4)                                  the issuance of Common Stock or Preferred Stock by the Company including in connection with the exercise or conversion of options, warrants, convertible securities or similar rights to acquire or purchase Common Stock or Preferred Stock;

(5)                                  transactions permitted by, and complying with, the provisions of Section 5.01 and

(6)                                  any directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or a Subsidiary thereof that are (a) approved in good faith by the Company’s Board of Directors, the independent members of the Company’s Board of Directors, or the Compensation Committee of the Company’s Board of Directors, as applicable, or (b) otherwise reasonable and customary.

Section 4.14                                Limitation on Activities of the Company.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Issue Date as described in the Offering Memorandum.

Section 4.15                                Future Guarantors.

The Company will cause each Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Specified Indebtedness of the Company to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Special Interest, if any, and Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations of the Company under this Indenture.

Section 4.16                                Offer to Repurchase Upon Change of Control.

(a)                                  If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the applicable Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)                                  that a Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable Record Date to receive interest due on the relevant Interest Payment Date);

(2)                                  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given) (the “Change of Control Payment Date”);

(3)                                  that Notes must be tendered in multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                  that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)                                  that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(8)                                  the other instructions, as determined by the Company, consistent with this Section 4.16 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes (of integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(3)                                  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this Section 4.16; and

(4)                                  deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the making of such Change of Control Payment have been complied with.

(c)                                  The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, upon receipt of an Authentication Order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(d)                                 If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)                                  Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the holders of such Indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such Indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control.  The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this Section 4.16 if the Company fails to comply with such covenant.

(f)                                    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)                                 The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(h)                                 Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

ARTICLE 5

SUCCESSORS

Section 5.01                                Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                  The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)                                  the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, limited liability company or a partnership organized and existing under the laws of the U.S., any state or territory thereof or the District of Columbia, and if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2)                                  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture and assumes by written agreement all of the obligations of the Company under the Registration Rights Agreement;

(3)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)                                  each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of Section 5.01(b) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.

(b)                                 Subject to certain limitations, the Successor Company will succeed to, and be substituted for, the Company under this Indenture, the Notes, the Note Guarantees and the Registration Rights Agreement.  Notwithstanding Section 5.01(a):

(1)                                  any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Subsidiary that merges into the Company, the Company will not be required to comply with Section 5.01(a)(5); and

(2)                                  the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or reorganizing the Company in another state or territory of the U.S. or the District of Columbia, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby; and

(3)                                  any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or a Guarantor.

(c)                                  The Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1)                                  if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the laws of the U.S., any state or territory thereof or the District of Columbia;

(2)                                  if such Guarantor remains a Subsidiary of the Company, the Successor Guarantor, if other than such Guarantor, expressly assumes all of the obligations of such Guarantor under this Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture and assumes by written agreement all the obligations of such Guarantor under the Registration Rights Agreement;

(3)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)                                  the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with this Indenture; and

(d)                                 Subject to certain limitations described in this Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture, the Note Guarantee of such Guarantor and the Registration Rights Agreement. Notwithstanding the foregoing, any Guarantor may (1) merge with or into or transfer all or part of its properties and assets to a Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating or reorganizing the Guarantor in a state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of such Guarantor is not increased thereby, and the resulting entity remains or becomes a Guarantor and (3) convert into a corporation, limited liability company, partnership or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, in each case of clauses (1), (2) and (3) without regard to the requirements set forth in Section 5.01(c).

(e)                                  For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

(f)                                    The Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Notes, the Registration Rights Agreement and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Note Guarantee.  For the avoidance of doubt, aircraft or engine leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of substantially all of the Company’s or of such Subsidiary’s assets under this Article 5.

Section 5.02                                Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the successor Person, formed by such consolidation or into or with which the Company or a Guarantor, as applicable, is merged or wound up or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Company or such Guarantor, as applicable), and may exercise every right and power of the Company or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as applicable, herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Notes except in the case of a sale, assignment, conveyance, transfer, lease or other disposition of all of the Company’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

(a)                                  Each of the following is an “Event of Default”:

(1)                                  default in any payment of interest, Special Interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2)                                  default in the payment of principal of, or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                  failure by the Company or any Guarantor to comply with its obligations under Section 4.08, 4.09, 4.10, 4.11 or Section 5.01;

(4)                                  failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under Articles 4 and 5 (in each case, other than (A) a failure to purchase Notes which constitutes an Event of Default under Section 6.01(a)(2), (B) a failure to comply with Section 5.01 which constitutes an Event of Default under Section 6.01(a)(3) or (C) a failure to comply with any obligation to provide notice hereunder, or any failure to comply with Sections 4.03, 4.06 or 4.07 each of which constitutes an Event of Default under Section 6.01(a)(5));

(5)                                  failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture or the Notes;

(6)                                  default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by such Person (or the payment of which is Guaranteed by such Person), other than Indebtedness owed to the Company or a Subsidiary or Non-Recourse Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)                              is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such mortgage, indenture or instrument (“payment default”); or

(B)                                results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100,000,000 or more; provided that in connection with any series of the Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Company of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this Section 6.01(a)(6);

(7)                                  failure by the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $100,000,000 (net of any amounts paid with respect to such judgments by an insurance company and amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final;

(8)                                  (i)                                     the Company or a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences proceedings to be adjudicated bankrupt or insolvent;

(B)                                consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)                                consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                 generally is not paying its debts as they become due;

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)                                appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary; or

(C)                                orders the liquidation, dissolution or winding up of the Company, or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                                  any Note Guarantee of any Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee.

However, a default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.

(b)                                 In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1)                                  the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto; and

(2)                                  (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal of, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02                                Acceleration.

(a)                                  If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee specifying the Event of Default, may, and the Trustee, at the written direction of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal of, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

The Trustee shall have no obligation to accelerate the Notes if it determines, in good faith, that acceleration is not in the best interest of the Holders.

(b)                                 Notwithstanding the foregoing, in case an Event of Default under clause (8) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)                                  The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal of, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1)                                  a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Change of Control Offer); and

(2)                                  a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

(a)                                  The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee may refuse to follow any direction that conflicts with any law, rule, regulation or court order, this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

(b)                                 Any application by the Trustee for written instructions from the requisite amount of Holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders in response to such application specifying the action to be taken or omitted.

Section 6.06                                Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                  the Holders of at least 25% in principal amount of the then outstanding Notes have directed the Trustee in writing to pursue the remedy;

(3)                                  such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                                Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09                                Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10                                Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                                Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                                Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                                Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)                                  to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses, liabilities and indemnities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)                                  to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, premium, if any, and interest, respectively; and

(3)                                  to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

Section 6.14                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)                                  Except as provided in Section 7.01(b)(2), the Trustee may conclusively rely upon and shall be fully protected and incur no liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, direction , consent, waiver, report, order, certificate, opinion, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee shall have no obligation to confirm the validity or veracity of the content of any such item provided to it nor shall it have any obligation to investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)                                    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)                                 The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                     The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(k)                                  The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                                Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                                Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, adequacy or enforceability of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05                                Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)                                  Within 60 days after each March 15, beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.  The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)                                 The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold each of the Trustee and any predecessor trustee hereunder harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)                                 To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a receiver or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)                                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                                    As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10                                Eligibility; Disqualification.

(a)                                  There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)           This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11           Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

(a)           Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)           the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)           the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)           this Section 8.02.

(b)           Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)           Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05 (but only as to Subsidiaries), 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 9.07 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(3) that resulted from failure of the Company to comply with Section 4.08, 4.09, 4.10 or 4.11, Sections 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary), and 6.01(a)(9), in each case shall not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

(a)           The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)           since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)           the Company has delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)           the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;

(7)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(8)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) above).

Section 8.05           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal of, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)           The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)           Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal of, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders.

(a)           Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend this Indenture, the Notes and the Note Guarantees to:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under this Indenture or the Note Guarantees or add a co-obligor of the Notes, in each case, in accordance with Article 5;

(3)           provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)           comply with the rules of any applicable Depositary;

(5)           add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(6)           secure the Notes and the Note Guarantees;

(7)           add covenants of the Company and its Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(8)           make any change that does not adversely affect the legal rights under this Indenture of any Holder;

(9)           comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;

(10)         evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11)         provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) and which shall be treated, together with any outstanding Notes, as a single class of securities;

(12)         conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees; or

(13)         make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, Exchange Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)           Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, and delivery of an Officers’ Certificate, except as provided in Section 5.01(c).

Section 9.02           With Consent of Holders.

(a)           Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)           Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance thereof.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver.  However, any failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)           Without the consent of each Holder of outstanding Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by such Holders):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)           reduce the principal of or extend the stated maturity of any Note;

(4)           waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)           reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described in Section 3.07 and Section 4.16 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control”);

(6)           make any Note payable in money other than that stated in the Note;

(7)           impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)           make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9)           modify the Note Guarantees in any manner adverse to the Holders.

(f)            A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03           Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04           Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)           The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05           Notation on or Exchange of Notes.

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel (which may be subject to customary exceptions and exclusions) stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07           Payment for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

ARTICLE 10

GUARANTEES

Section 10.01         Guarantee.

(a)           Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)           Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)            Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03       Execution and Delivery.

(a)           To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)           Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)           If required by Section 4.15, the Company shall cause any Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Note Guarantees.

(a)           A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1)           (i) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary or all or substantially all of the assets of such guarantor, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture, including Section 5.01(a); provided that each Guarantee of such Guarantor of other Indebtedness of the Company and its Subsidiaries terminates upon consummation of such transaction;

(A)          the release or discharge of such Guarantor from its Guarantee of all Specified Indebtedness of the Company, including each Guarantee that resulted in the obligation of such Guarantor to Guarantee the Notes, if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture, except a discharge or release by or as a result of payment under such Note Guarantee;

(B)          the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; and

(2)           the Company delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

(b)           At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

(a)           This Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)           all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust), have been delivered to the Trustee for cancellation; or

(2)           (A)          all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)          no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(C)          the Company or any Guarantor has paid or caused to be paid all sums payable or due and owing by the Company under this Indenture; and

(D)          the Company or any Guarantor has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)           In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.  Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 11.01(a), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02       Application of Trust Money.

(a)           Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)           If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any

Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.03, the imposed duties shall control.

Section 12.02       Notices.

(a)           Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

c/o Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
Fax No.: (310) 553-0999
Email: legalnotices@airleasecorp.com
Attention: Legal Department

with a copy to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, California 90071
Fax No: (213) 683-5144
Email: Mark.Kim@mto.com
Attention: Mark Kim

if to the Trustee:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
100 Plaza One, 6th Floor

MS: JCY03-0699
Jersey City, New Jersey 07311-3901

Fax No.: (212) 553-2458
Email: michele.hy.voon@db.com
Attention: Trust and Securities Services/Alternative
and Structured Finance Services - Michele H.Y. Voon

or, in the case of any registration of transfer or exchange, presentation for payment or cancellation of any Note:

DB Services Americas Inc.
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256

Attention: Transfer Unit

The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)           If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03       Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 and may be subject to customary assumptions and qualifications) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.06(d), 4.07 or Trust Indenture Act Section 314(a)(4)) shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07       No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08       Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09       Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12       Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.13       Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16       Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.17       U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request from time to time in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18       Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal of, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or stated maturity, as the case may be.

Section 12.19       Qualification of Indenture.

The Company shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

[Signatures on following page]

AIR LEASE CORPORATION

By:	/s/ Steven F. Udvar-Házy
	Name:	Steven F. Udvar-Házy
	Title:	Chairman and Chief Executive Officer

Signature page to Indenture for 5.625% Senior Notes due 2017

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Robin Durant
	Name:	Robin Durant
	Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Mark DiGiacomo
	Name:	Mark DiGiacomo
	Title:	Assistant Vice President

Signature page to Indenture for 5.625% Senior Notes due 2017

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, AND
ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1            Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)  Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)

Term:	Defined in Section:
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1            Form and Dating.

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).  Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)  Global Notes.  Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.  The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the

2

Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes.  Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2            Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the

3

aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.

(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable

4

Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)  Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)  If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY

5

OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

6

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)  After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)  Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

7

(f)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee in accordance with its customary practices.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.16 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may

8

rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3                                      Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.  In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.  Notwithstanding anything to the contrary in this Section 2.3. no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

9

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

10

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [ ]
ISIN [ ](1)

[RULE 144A][REGULATION S][GLOBAL] NOTE

5.625% Senior Notes due 2017

No. [RA- ] [RS- ]	[Up to](2) [$ ]

AIR LEASE CORPORATION

promises to pay to [CEDE & CO.](3) [                              ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto](4) [of $               (               Dollars)](5) on April 1, 2017.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

(1)        Rule 144A Note CUSIP:  00912XAD6

Rule 144A Note ISIN:  US00912XAD66

Regulation S Note CUSIP:  U02049AB7

Regulation S Note ISIN:  USU02049AB74

(2)        Include in Global Notes.

(3)        Include in Global Notes

(4)        Include in Global Notes

(5)        Include in Definitive Notes

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AIR LEASE CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS,

not in its individual capacity but solely as the Trustee

By:
Authorized Officer

[Reverse Side of Note]

5.625% Senior Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       INTEREST.  Air Lease Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.625% per annum until but excluding maturity and shall pay Special Interest, if any, payable pursuant to the Indenture referred to below[, and Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below].  The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [March 16, 2012] [[            ] [      ], 20[    ]](6); provided that the first Interest Payment Date shall be October 1, 2012.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                       METHOD OF PAYMENT.  The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal of , premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their registered addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       PAYING AGENT AND REGISTRAR.  Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       INDENTURE.  The Company issued the Notes under an Indenture, dated as of March 16, 2012 (the “Indenture”), between the Company and the Trustee.  This Note is one of a duly authorized issue of notes of the Company designated as its 5.625% Senior Notes due 2017.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the

(6)        With respect to Notes other than the Initial Notes.  Fill in date of last interest payment.

Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                       REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of Change of Control Offer, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                                       DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the Registrar, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.                                       PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.                                       AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.                                       DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.                                 AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.                                 [ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated March 16, 2012, between the Company and the other party named on the signature page thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest.]

12.                                 GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.                                 CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture [and the Registration Rights Agreement].  Requests may be made to the Company at the following address:

c/o Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067
Fax No.: (310) 553-0999
Email: legalnotices@airleasecorp.com
Attention: Legal Department

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $                     principal amount of Notes held in (check applicable space)          book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                  ☐                                    to the Company or subsidiary thereof; or

(2)                                  ☐                                    to the Registrar for registration in the name of the Holder, without transfer; or

(3)                                  ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)                                  ☐                                    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)                                  ☐                                    pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)                                  ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)                                  ☐                                    pursuant to Rule 144 under the Securities Act; or

(8)                                  ☐                                    pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE(7)

The undersigned represents and warrants that either:

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐                                    the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

(7)                                  Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 of the Indenture, check the box below:

[   ] Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ (integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of $2,000)

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Fax No.: (310) 553-0999

Email:                     @airleasecorp.com

Attention: [                          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[                      ] principal amount of the 5.625% Senior Notes due 2017 (the “Notes”) of Air Lease Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.  We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States of America.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve

B-1

the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among [                                    ] (the “Guaranteeing Subsidiary”), a subsidiary of Air Lease Corporation, a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 16, 2012, providing for the issuance of an unlimited aggregate principal amount of 5.625% Senior Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.             Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

C-2